Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

QUICKSILVER GAS SERVICES LP

The undersigned, an Authorized Person of Quicksilver Gas Services LP, a Delaware limited partnership (the “Partnership”), does hereby submit the following Certificate of Amendment to the Certificate of Limited Partnership of the Partnership, effective as of October 4th, 2010:

ARTICLE I

The name of the Partnership is Quicksilver Gas Services LP.

ARTICLE II

Article 1 of the Partnership’s Certificate of Limited Partnership is hereby deleted and amended to read in its entirety as follows:

“1. The name of the limited partnership is Crestwood Midstream Partners LP.”

ARTICLE III

Article 3 of the Partnership’s Certificate of Limited Partnership is hereby deleted and amended to read in its entirety as follows:

“3. The name and business address of the General Partner is:

Crestwood Gas Services GP LLC

717 Texas Avenue, Suite 3150

Houston, Texas 77002”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate effective as of the date set forth above.

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Gas Services GP LLC, its general partner

	By:	/s/ William G. Manias
		Name:	William G. Manias
		Title:	Chief Financial Officer and Secretary

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP